UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003

 Datatec Systems, Inc.
(Exact name of registrant as specified in its chapter)

 Delaware
(State or other jurisdiction
of incorporation)

 000-20688
(Commission
File Number)

 94-2914253
(IRS Employer
Identification No.)

 23 Madison Road, Fairfield, New Jersey
(Address of principal executive offices)

 07004
(Zip Code)

Registrant's telephone number, including area code: (973) 808-4000

 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

 On December 23, 2003, Datatec Systems, Inc. (the "Company") announced that it will file an appeal of the Nasdaq Listing Qualifications Department delisting notice relating to the Company's failure to file its Form 10-Q for the period ended October 31, 2003. The Company also announced that it received a notice from the Nasdaq Listing Qualifications Department that the Company no longer complies with the independent director and audit committee requirement for continued listing on the Nasdaq Stock Market.

 For additional information, reference is made to the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit

Description of Document

99.1

Press Release dated December 23, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 DATATEC SYSTEMS, INC.
(Registrant)

Date: December 24, 2003

/s/ Richard K. Davis

 Richard K. Davis, Vice President and General Counsel
(signature)*

*Print name and title of the signing officer under his signature.